AGREEMENT

This Agreement (this "Agreement") is made as of March 20, 2002 by and between Celestica International Inc. (the "Supplier") and Com21, Inc. (the "Customer").

R E C I T A L S

The Supplier and the Customer are parties to an Agreement for Manufacture, dated January 1, 1999 (the "Manufacturing Agreement"), and have agreed to modify certain terms of the Manufacturing Agreement as set forth specifically in this Agreement.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Manufacturing Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Cancellation; Continuing Orders.

(a) The Customer hereby cancels all Orders placed by it for Products and Services under the Manufacturing Agreement other than those Orders specifically identified on Schedule A (the "Continuing Orders"). The Supplier and the Customer agree that the Continuing Orders remain subject in all respects to the terms and conditions of the Manufacturing Agreement (including, without limitation, the provisions of Articles 9, 10, 13, 15 and 16 of the Manufacturing Agreement) and remain in full force and effect without modification of their terms, except as specifically provided in this Agreement.

(b) The Supplier agrees that it shall not be entitled to any payments from the Customer under Article 8 or Article 14 of the Manufacturing Agreement in respect of the Orders cancelled pursuant to Section 1.1 except as provided in Article 3 of this Agreement.

2. Termination of Manufacturing. Effective March 20, 2002 (the "Effective Date"):

(a) The Supplier will cease all manufacturing activities under the then outstanding Orders other than the Continuing Orders. Cessation of manufacturing activities related to the Orders shall not affect Supplier's manufacture of the Continuing Orders.

(b) The Customer shall have no further obligation pursuant to Section 3.1 of the Manufacturing Agreement to provide the Supplier with monthly Forecasts or monthly Product Orders, and the Supplier shall have no further obligation to accept Orders under the Manufacturing Agreement.

3. Excess Products and Excess Materials.

3.1 Payments to the Supplier.

(a) The Customer acknowledges and agrees that any Materials acquired by the Supplier to support Orders and Forecasts under the Manufacturing Agreement (the "Excess Materials") or which have been ordered by the Supplier to support such Orders and Forecasts (each, an "Excess Purchase Commitment"), and in either case are in excess of the Materials required to complete the Continuing Orders, have been rendered obsolete and/or surplus as of the Effective Date and the Customer agrees to pay the Supplier the actual cost of the Excess Materials to Supplier (the "Excess Materials Amount") and the actual value of the Excess Purchase Commitments (the "Excess Purchase Commitment Amount") in the manner provided in Article 5 of this Agreement. .

(b) The Customer agrees to pay the Supplier the full Product Price for any finished Product or work in progress (collectively, the "Excess Products") completed or commenced by the Supplier at the Effective Date in connection with any Order that has been cancelled pursuant to Section 1.1 of this Agreement (the "Excess Product Amount").

3.2 Supplier's Invoice.

(a) Within seven days of the Effective Date, the Supplier shall deliver to the Customer a statement (the "Invoice") setting forth (i) a list of the Excess Materials, Excess Purchase Commitments and Excess Products and (ii) the Invoiced Amount. For purposes of this Agreement, the "Invoiced Amount" shall equal the Excess Materials Amount plus the Excess Purchase Commitment Amount plus the Excess Product Amount.

(b) If requested in writing by the Customer during the 15-day period immediately following its receipt of the Invoice, the Supplier shall, within 45 days of its receipt of the Customer's request, conduct a physical inventory of the Excess Materials and the Excess Products. A representative designated by the Customer may be present at such inventory. In addition, the Customer shall be permitted, during the 60-day period following its receipt of the Invoice (the "Inspection Period"), to inspect the relevant portions of the Supplier's books and records for purposes of verifying the items and prices listed on the Invoice. Any inspection requested by the Customer pursuant to the preceding sentence shall take place during the Inspection Period at the Supplier's facilities in Monterrey, Mexico during the Supplier's regular hours of operation.

(c) Prior to expiration of the Inspection Period, the Customer may deliver to the Supplier a written notice (the "Dispute Notice") which disputes any item set forth on the Invoice (each, a "Disputed Item") and sets forth in reasonable detail the basis for such dispute. All items set forth in the Invoice (including, without limitation, the Invoiced Amount) other than Disputed Items shall be deemed to have been agreed upon by the Customer and the Supplier and shall be binding and conclusive on the parties. For the avoidance of doubt, if the Customer does not give a Dispute Notice in accordance with this Section 3.2(c), then the Invoice and Invoiced Amount shall be binding and conclusive on the parties.

(d) (i) If the Customer delivers a Dispute Notice to the Supplier in accordance with Section 3.2(c), the Customer and the Supplier shall negotiate in good faith to reach an agreement with respect to each Disputed Item. If the Customer and the Supplier fail to agree upon each Disputed Item within 15 days after the Supplier's receipt of the Dispute Notice, Supplier and the Customer shall submit the remaining Disputed Items to PriceWaterhouseCoopers (the "Accountants") for resolution of each remaining Disputed Item and to calculate the Invoiced Amount (being the amount theretofor agreed by the parties plus the sum of the Disputed Items). Each party shall furnish to the Accountants such work papers and other documents and information relating to the Disputed Items as the Accountants may request and are available to that party and shall be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants. The Accountants will be requested to make their determination within 30 days, or as soon thereafter as practicable. The determination of the Disputed Items and the calculation of the Invoiced Amount by the Accountants, as set forth in a written notice to be delivered to both parties by the Accountants, shall be binding and conclusive on the parties. The fees, costs and expenses of the Accountants shall be borne by the party whose positions generally did not prevail in such determination or, if the Accountants determine that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses shall be borne 50% by each party.

(ii) Notwithstanding the provisions of Section 3.3(d)(i), any Disputed Item that arises from a disagreement as to whether Materials were, in fact, acquired by the Supplier to support Orders and Forecasts under the Manufacturing Agreement shall be referred to and finally resolved by arbitration under the Commercial Rules of the American Arbitration Association. The place of arbitration shall be Santa Clara County, California. The parties shall mutually select an arbitrator. In the event the parties cannot agree upon the choice of an arbitrator, each party shall appoint one individual representative and the two party representatives shall, between themselves, choose an arbitrator. The arbitrator(s) shall conduct hearings in English; permit cross-examination of all witnesses; and, by majority vote, render a written decision stating reasons therefor within 45 days after the request for arbitration. The award shall be final and enforceable, and may be confirmed by the judgment of a competent court. Each party shall bear its own costs and legal fees incurred in connection with the arbitration.

3.3 Disposition.

(a) The Supplier shall deliver all Excess Products to the Customer, in accordance with Article 5 of the Manufacturing Agreement, as soon as practicable after the Effective Date.

(b) The Supplier warrants that is has used and will continue to use commercially reasonable efforts to mitigate the liability of Customer by (i) attempting to use the Excess Materials to satisfy the requirements for other customers of Supplier using any such materials, and (ii) promptly attempting to (x) cancel Excess Purchase Commitments and (y) return Excess Materials to vendors (provided, that such vendors have agreed to return any amounts paid by the Supplier with respect to such Excess Materials).

(c) The Supplier and the Customer shall each cooperate and use their reasonable efforts to have all Excess Purchase Commitments remaining after the Effective Date cancelled as soon as practicable. To the extent that the Supplier is unable to obtain cancellation of any Excess Purchase Commitment, or is required to pay any cancellation penalty or other amount to effect a cancellation, any Material acquired by the Supplier pursuant to any Excess Purchase Commitment shall be considered Excess Materials and the amount payable to effect a cancellation shall be deemed to be costs of Material payable by the Customer.

(d) If at any time subsequent to the Effective Date the Supplier determines it can sell all or any portion of the Excess Materials to a third party, the Supplier shall deliver a written notice (a "Sale Notice") to the Customer specifying the Excess Materials to be sold and the price to be paid to the Supplier. (The Customer acknowledges that such third party may be another customer of the Supplier, and that the Supplier may be selling the Excess Materials to such customer and then using the Excess Materials to produce products for that customer.) Unless, within five business days of the Customer's receipt of a Sale Notice, the Supplier receives written notice from the Customer directing the Supplier not to complete the sale identified in the Sale Notice, the Supplier may complete such sale and shall apply the amount actually received by the Supplier for such Excess Materials as a pre-payment on account of the next following monthly payment(s) on the Note (as defined in Section 5.1(a)).

(e) The Customer may at any time, upon written notice to the Supplier, direct the Supplier to deliver all or any portion of the Excess Materials to the Customer in accordance with Article 5 of the Manufacturing Agreement, provided, that the Supplier has not otherwise sold or entered into an agreement to sell such Excess Materials in accordance with Section 3.3(c) of this Agreement.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Supplier shall be entitled to deliver all or any portion of the Excess Materials to the Customer, in accordance with Article 5 of the Manufacturing Agreement, after the earlier to occur of: (i) the 6-month anniversary of the Effective Date and (ii) the date the Supplier has determined, in its sole discretion, that it must ship the Excess Materials in order to comply with Mexican law.

(g) The Customer agrees that it will use its commercially reasonable efforts to assist the Supplier in transferring all Excess Products and Excess Materials pursuant to this Section 3.3.

3.4 Monthly Statements. On or prior to the 7th day of each calendar month (or, if the 7th day is not a business day, the first business day following the 7th day), the Supplier shall send a statement to the Customer (each, a "Monthly Statement") setting forth the following with respect to the immediately preceding calendar month: (a) a brief description of the nature of the disposition of any Excess Materials and/or Excess Purchase Commitments by the Supplier, including, without limitation, the cancellation of any Excess Purchase Commitments or the conversion of any Excess Purchase Commitment into Excess Materials as contemplated by Section 3.3(b); (b) the amount, if any, received by the Supplier in connection with any sale of Excess Materials as contemplated by Section 3.3(c); and (c) the cancellation penalty or other amounts payable by the Supplier with respect to any Excess Purchase Commitment cancelled during such month (if applicable). The Supplier shall not be required to deliver any Monthly Statement with respect to any calendar month after the calendar month in which all Excess Materials have been sold or delivered to the Customer and all Excess Purchase Commitments have been cancelled.

4. Outstanding Accounts Payable.

4.1 From the Supplier to the Customer. The Supplier and the Customer agree that at the Effective Date the Supplier owes the Customer $3,988,496.64 (the "Supplier's Accounts Payable") as payment in respect of Materials purchased by the Supplier from the Customer in connection with the Manufacturing Agreement. The parties agree that the Supplier shall pay the Supplier's Accounts Payable to the Customer in the manner provided in Section 5 of this Agreement.

4.2 From the Customer to the Supplier. The Customer and the Supplier hereby agree that at the Effective Date the Customer owes the Supplier the amounts set forth on Schedule B as payment in respect of Products and Services provided by the Supplier under the Manufacturing Agreement, including, without limitation, the Products being provided pursuant to the Continuing Orders (the "Customer's Accounts Payable Amount"). The parties agree that the Customer shall pay the Customer's Accounts Payable Amount to the Customer in the manner provided in Section 5 of this Agreement.

5. Manner of Payment.

5.1 Promissory Note.

(a) Simultaneously with the execution and delivery of this Agreement, the Customer is delivering to the Supplier (a) a duly executed promissory note (the "Note") substantially in the form of Exhibit A, dated the Effective Date and in a principal amount equal to $20,000,000.00 (the "Note Amount") which amount consists of: (i) $20,000,000.00, such amount representing the Supplier's good faith estimate at the Effective Date of the Invoiced Amount (the "Estimated Invoiced Amount"); plus (ii) the Customer's Accounts Payable Amount; minus (iii) the Supplier's Accounts Payable; minus (iv) the Cash Amount, as defined in Section 5.4.

In the event that the Customer is required or permitted to execute and deliver a replacement promissory note (a "Replacement Note") to the Supplier in connection with any adjustment of the Note Amount pursuant to Section 5.1(b) or Section 5.1(c), the terms and conditions of each Replacement Note shall be identical in all respects to the Note being delivered to the Supplier on the Effective Date other than with respect to the Note Amount and the Repayment Schedule set forth therein which may be amended as mutually agreed upon by Supplier and Customer in writing. Upon its receipt of any Replacement Note from the Customer in accordance with this Section 5.1, the Supplier shall promptly mark the Note then in its possession "cancelled" and the Replacement Note shall thereafter be the "Note" for all purposes of this Agreement. The Supplier shall return all cancelled Notes to the Customer within three business days after their cancellation.

(b) Upon the final determination of the Invoiced Amount in accordance with Section 3.2 (the "Determination Date"), the Note Amount shall be increased by the amount by which the Estimated Invoiced Amount is less than the Invoiced Amount or decreased by the amount by which the Estimated Invoiced Amount is greater than the Invoiced Amount, as the case may be. Within three business days of the Determination Date, the Supplier shall prepare and deliver to the Customer a Replacement Note reflecting the increase or decrease in the Note Amount and the Customer shall execute and deliver the Replacement Note to the Supplier within three business days after the Customer's receipt thereof.

(c) On the date of receipt, the Supplier shall apply, as a pre-payment on account of the next following monthly payment on the Note, the amount of proceeds actually received by it in connection with any disposition of Excess Materials pursuant to Section 3.3(d) of this Agreement and the amount of Excess Purchase Commitments cancelled during the preceding calendar month (net of any cancellation penalties and other amounts payable by the Supplier in connection therewith), in each case as set forth in the Monthly Statement. If the amount of such proceeds are greater than the amount of the next following monthly payment, the Supplier shall apply the balance of such proceeds as a pre-payment on account of the next following monthly payment(s) on the Note.

5.2 Letter of Credit. Supplier acknowledges and agrees that Customer has delivered to Supplier an irrevocable standby letter of credit (the "Letter of Credit")with an initial face amount of $10,000,000 (the "Initial LC Amount") and which shall be in a form reasonably satisfactory to the Supplier. The Customer agrees that the Letter of Credit (a) shall remain issued in favor of the Supplier at all times until the entire balance (principal and interest) of the Note shall have been paid in full, (b) shall provide that it is immediately cashable upon presentation by the Supplier in the event of its non-renewal and (c) shall at all times have a face amount at least equal to the lesser of (i) the remaining balance (principal and interest) of the Note and (ii) $10,000,000 (the "Minimum LC Amount"). The Supplier shall cooperate with the Customer if the Customer desires to obtain a replacement Letter of Credit, provided, that the replacement Letter of Credit is issued by a bank with a credit rating acceptable to the Supplier in its sole discretion and otherwise complies, in Supplier's judgment exercised in its sole discretion, with the requirements of this Section 5.2.

Notwithstanding anything to the contrary contained in this Agreement, in the event that the commercial bank issuing the Letter of Credit (including any replacement Letter of Credit) delivered by the Customer to the Supplier pursuant to this Section 5.2 at any time fails to have a short-term senior unsecured debt rating of at least "P-1" by Moody's Investors Service, Inc., "A-1" by Standard & Poor's and, if rated by Fitch, Inc., "F-1", the Supplier may obtain confirmation of the Letter of Credit by a financial institution selected by the Supplier in its sole discretion and the Customer shall, upon the Supplier's request, immediately reimburse the Supplier for any costs and expenses incurred in connection with obtaining such confirmation.

5.3 Warrant. Simultaneously with the execution and delivery of this Agreement, the Customer shall issue and deliver to the Supplier a warrant to purchase 200,000 shares of the Customer's common stock, par value $.001 per share, substantially in the form of Exhibit B (the "Warrant"), and which incorporates registration rights as mutually determined by the parties.

5.4. Cash Amount. The Customer shall pay to the Supplier $3,537,017.02 in cash (the "Cash Amount"), by wire transfer of immediately available funds to the Supplier's account (Bank: Harris Trust and Savings Bank; 111 West Monroe Street, Chicago, IL, USA, 60603; ABA: 071-000-288; SWIFT: HATRUS44; Beneficiary Name: Celestica Corporation; Beneficiary Account No.: 2061703) in two equal installments of $1,179,005.67 each payable on April 30, 2002 and May 31, 2002 and a third installment of $1,179.005.68 payable on June 30, 2002. The Customer and the Supplier acknowledge that they have not fully resolved the items identified on Schedule C (the "Unresolved Items"), and that resolution of the Unresolved Items may increase or decrease the Cash Amount. If the Unresolved Items are resolved by April 30, 2002, then the Cash Amount (and the April 30, 2002, May 31, 2002 and June 30, 2002 payments) shall be adjusted accordingly. If the Unresolved Items are resolved after April 30, 2002 but before May 31, 2002, then the payment required on April 30, 2002 shall be $1,179,005.67 and the May 31, 2002 and June 30, 2002 payments shall be adjusted accordingly. If the Unresolved Items are resolved after May 31, 2002 but before June 30, 2002, then the June 30, 2002 payment shall be adjusted accordingly. If the Unresolved Items are not resolved on or before June 30, 2002, then the payment required on June 30, 2002 shall be $1,179,005.68. If the Unresolved Items are not resolved by June 30, 2002, then immediately upon their resolution (or the resolution of any one of them), the Customer shall immediately pay to the Supplier any required increase in the Cash Amount (such payment to be in cash, as set forth in the first sentence of this Section 5.4) or, if all of the Unresolved Items are resolved and the resolution requires a decrease in the Cash Amount, then the Supplier shall treat the amount of such decrease as a pre-payment on account of the next following monthly payment on the Note.

5.5 Full Satisfaction.

(i) The Supplier acknowledges and agrees that the delivery by the Customer of the Note, the Letter of Credit, the Warrant and the Registration Rights Agreement (each, the "Related Documents"), and the timely performance of its obligations under each Related Document, together with the payment by the Customer of the Cash Amount to the Supplier in accordance with Section 5.4, shall be in full satisfaction of all of the Customer's obligations under the Manufacturing Agreement as of the Effective Date.

(ii) The Customer acknowledges and agrees that the deduction of the Supplier's Accounts Payable from the Note Amount (as provided in Section 5.1(a) of this Agreement) shall be in full satisfaction of the Supplier's obligation to pay the Supplier's Accounts Payable to the Customer.

6. Condition to Effectiveness. It shall be a condition to the effectiveness of this Agreement that the Customer shall have delivered the Note, the Letter of Credit and the Warrant to the Supplier simultaneously with its execution and delivery of this Agreement.

7. Subsequent Orders. In the event the Customer desires to place any Orders under the Manufacturing Agreement subsequent to the date hereof, the following modifications to the Manufacturing Agreement shall apply:

7.1 All references to the terms "Forecast" or "Forecasts" appearing in the Manufacturing Agreement shall be deleted (together with any conjunctive language employed in connection with the use of such terms).

7.2 Article 3 of the Manufacturing Agreement shall be amended and restated in its entirety as follows:

"3. ORDER PROCEDURE

(a) The Customer may at any time place an Order for Products and/or Services with the Supplier. The Supplier agrees to notify the Customer of acceptance or rejection of Orders within 5 days of receipt. The Supplier shall have no obligation to accept any Order, and it may reject any Order in its sole discretion. The Supplier's acceptance of any Order shall not represent a waiver by the Supplier of its right to reject any subsequent Order in its sole discretion. If the Order is not acknowledged by the Supplier within five days of its receipt, then the Order shall be deemed to have been rejected by the Supplier. The Supplier's acceptance of any Order shall not represent a waiver by the Supplier of its right to reject any subsequent Order in its sole discretion.

Notwithstanding any provision to the contrary in Article 10 or any other term of this Agreement, the Supplier may condition its acceptance of any Order upon (i) its prior receipt of cash for all or any portion of the Product Price, and/or (ii) the Customer's agreement to pay the full Product Price in cash against delivery of the Products, and/or (iii) the Customer's agreement to the amendment or waiver of any other term of this Agreement, but specifically excluding the amendment or waiver of the terms of Sections 3 (except as amended by an agreement between the Customer and Supplier dated as of March 20, 2002), 5, 6, 11 through 13, 15, 16, 18 through 20 or 22.

(b) Each Order shall include: the description and Price per unit of Product; the quantities ordered; delivery requirements; Product revision details; and such other information as the parties may agree upon from time to time. Orders may be issued in writing, by mail or facsimile, or by electronic means as the parties may from time to time agree."

7.3 Section 4.2 of the Manufacturing Agreement shall be deleted in its entirety and the words "Intentionally Omitted" shall be substituted therefor.

7.4 Section 8.2(d) of the Manufacturing Agreement shall be amended by deleting the words "provided that Supplier shall not be entitled to value-add for Product built to support more than thirty (30) days of Order requirements" appearing at the end thereof.

7.5 All of the other terms and provisions of the Manufacturing Agreement shall remain unchanged and continue in full force and effect as to any Orders placed under the Manufacturing agreement after the Effective Date.

8. Miscellaneous.

8.1 Severability. If any provision or any part thereof contained in this Agreement is for any reason held to be invalid or unenforceable in any respect under the laws of any jurisdiction where enforcement is sought, such invalidity or unenforceability will not affect any other provision of this Agreement and this Agreement will be construed as if such invalid or unenforceable provision or part thereof had not been contained therein.

8.2 Variations. No purported variation or amendment of this Agreement will be valid unless made or confirmed in writing by a duly authorized representative of each party.

8.3 Effect on Manufacturing Agreement. The Manufacturing Agreement is hereby amended, but solely to the extent that any provision of this Agreement is inconsistent with the provisions of the Manufacturing Agreement. Except as specifically amended by this Agreement, the Manufacturing Agreement remains unchanged and continues in full force and effect.

8.4 Notices. All notices under this Agreement must be in writing and sent by prepaid registered mail, by facsimile or delivered personally to the parties at their respective addresses set out below or such other address as may be notified from time to time by the addressee to the other party. A notice shall be deemed to have been given on the date of receipt if sent by prepaid registered mail or delivered by hand, and on the date of transmission in the case of facsimile (or, if transmission is after business hours or not on a business day in the place of receipt, then on the next following business day).

Notices delivered to the Customer shall be delivered to:

Com21, Inc.

750 Tasman Drive

Milpitas, California 95035

Fax: 408-953-9299

Attn: Chief Financial Officer

Cc: Corporate Counsel

Notices delivered to the Supplier shall be delivered to:

Celestica International Inc.

12 Concorde Place

Toronto, Ontario M3C 3R8

Fax: 416-386-7707

Attn: Senior Vice-President, Marketing

Cc: General Counsel

8.5 Waiver. The waiver of any term, condition or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition or provision except as provided in writing, nor a waiver of any subsequent breach of the same term, condition or provision.

8.6 Assignment.

(a) Neither party may assign this Agreement or any part thereof without the written consent of the other except that the Supplier may assign this Agreement to any of its Affiliates or to any person who acquires the whole or any part of its business. Notwithstanding the foregoing, if the Customer is acquired by merger or other form of corporate reorganization (whether or not the Customer survives the consummation of the transaction) or a person or persons acquires all or a substantial portion of the Customer's assets in one or more transactions (each, a "Sale Transaction"), then the Customer may assign this Agreement to the acquiror, but only if the acquiror, prior to the consummation of the Sale Transaction, has, by written instrument satisfactory to the Supplier in its sole discretion (such instrument, a "Guarantee"), assumes all the obligations of the Customer under this Agreement and unconditionally guarantees the obligations of the Customer under the Note (with such guarantee being subordinated only to Senior Indebtedness (as defined in the Note) of the acquiror and only to the extent the Note is subordinated to the Senior Indebtedness of the Customer).

(b) The expressions the "Supplier" and the "Customer" include their respective successors and permitted assigns where the context admits.

8.7 Headings. The headings in this Agreement are inserted for convenience only and do not constitute a part of any Contract nor are they to be referred to in its interpretation.

8.8 Governing Law. This Agreement and all transactions under it will be governed by the laws of the State of New York, USA exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of New York, USA. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceedings under this Agreement shall be tried by a judge without a jury.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CELESTICA INTERNATIONAL INC.

By: ______________________________

Name:

Title:

COM21, INC.

By: ______________________________

Name:

Title:

Schedule A

Continuing Orders

As of March 20, 2002, there are no Continuing Orders

Schedule B

Customer's Accounts Payable Amount

$18,967,711.64

SCHEDULE C

UNRESOLVED ITEMS

Invoices in dispute:
#15034400	$ 21,684.00
#25049349	34,107.00
#25049350	34,107.00

Invoices being prepared	$ 230,788.08
Subtotal	$ 320,686.07 (Celestica accounts receivable)

Other adjustments:
Not a Celestica PO	$ 1,600.00
Amount applied	1,125.00 (?)
Paid with cheque	29,070.00
Rejected	215,836.43
Paid in short	37,903.85
Unknown	3,025.92
Subtotal	$ 286,311.20 (Celestica accounts payable)
Total unresolved items	$ 606,997.27

EXHIBIT A

Note

See attached.

EXHIBIT B

Warrant

See attached.

COM21, INC.
(a Delaware corporation)

Amount: $20,000,000 March 20, 2002

UNSECURED SUBORDINATED PROMISSORY NOTE

WHEREAS, Com21, Inc., a Delaware corporation ("Borrower"), previously entered into a Manufacturing Agreement by and between and Celestica International Inc. ("Lender") and Borrower, dated as of January 1, 1999 (the "Manufacturing Agreement").

WHEREAS, Borrow and Lender desire to amend the Manufacturing Agreement with an Agreement, by and between Borrower and Lender, dated as of even date herewith (the "Amendment to Manufacturing Agreement").

WHEREAS, in order to induce Borrower and Lender to enter into the Amendment to Manufacturing Agreement, Borrower hereby agrees to execute this Note and Borrower and Lender hereby agree to execute a Warrant to Purchase 200,000 Shares of Common Stock of even date herewith and a related Registration Rights Agreement (together, the "Warrant").

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth hereinafter and in the Amendment to Manufacturing Agreement, all parties hereto agree as follows:

Principal Amount. For value received Borrower promises to pay Lender the principal sum of Twenty Million Dollars ($20,000,000) (the "Principal Amount").

Interest Rate. Interest shall accrue from the date hereof on the Principal Amount plus the amount of any accrued and unpaid interest payable hereunder as follows:

Interest shall accrue on the outstanding Residue Amount at the rate of five percent (5%) per annum, compounded monthly. The "Residue Amount" shall be defined as the Principal Amount less the Excess Amount (as defined below).

The interest rate for the Excess Amount (as defined herein) shall accrue at a rate of fifteen percent (15%) per annum, compounded monthly. The "Excess Amount" is defined as the amount by which the Principal Amount plus accrued and unpaid interest on this Note exceeds the face amount of the Letter of Credit (as defined in the Amendment to the Manufacturing Agreement) as measured on the last date of each calendar month for which this Note remains outstanding.

Payment. The outstanding Principal Amount and the scheduled accrued interest thereon (but specifically excluding any interest on any unpaid amount of the Principal Amount or scheduled accrued interest thereon, which shall be payable immediately) shall be paid by Borrower in accordance with the payment schedule attached hereto as Schedule 3.

The principal amount of this Note and accrued interest thereon may be prepaid in whole or in part at any time without penalty. Any prepayment will be applied first to the payment of accrued and unpaid interest and second to the payment of principal. All computations of interest shall be made on the basis of a year of 365 days, or 366 days, as the case may be for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined herein), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Lender in connection with this Note under applicable law.

All payments hereunder shall be in lawful money of the United States of America at the principal office of the Lender at its address set forth in Section 14, or at such other place as the Lender hereof may from time to time designate in writing to the Borrower, not later than 5:00 p.m. Pacific Standard Time on the due date of the payment as long as such due date is on a Business Day. A "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which banks are not required or authorized to close in New York City. If a payment due date does not fall on a Business Day, then such payment due date shall be the next succeeding Business Day which follows such payment due date.

Unsecured Note. This Note is not secured.

Subordinated Note. The Lender agrees that all payments on account of the principal and interest indebtedness under this Note (the "Subordinated Indebtedness") shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of Senior Indebtedness. As used herein, "Senior Indebtedness" shall mean any indebtedness, liabilities and other obligations of the Borrower (whether as primary obligor or as guarantor) to any person (each a "Senior Lender") with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by a bank, insurance company or financial institution engaged in the business of lending money (whether or not secured). The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

No Voting Rights. This Note shall not entitle the Lender to any voting rights or other rights as a stockholder of the Borrower.

Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Borrower and the Lender. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

Events of Default. (a) The occurrence of any of the following shall constitute an "Event of Default" under this Note:

the failure to make any payment of principal or interest or any other amount payable hereunder when due under this Note or the breach of any other condition or obligation under this Note, and the continuation of such failure or breach for five (5) days;

the failure by Borrower to make any payment in respect of the Cash Amount (as defined in the Amendment to Manufacturing Agreement) under the Amendment to Manufacturing Agreement, and the continuation of such failure for five (5) days;

a Sale Transaction (as defined in the Amendment to Manufacturing Agreement) is consummated and the Borrower has not previously delivered to the Lender a Guarantee, as required by the Amendment to Manufacturing Agreement; or

the filing of a petition by or against the Borrower under any provision of applicable bankruptcy or similar law; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower.

(b) If any Event of Default shall occur (i) under Sections 9(a)(1), 9(a)(2) or 9(a)(3) of this Note, the Lender may, by notice to the Borrower, declare the entire unpaid principal amount of this Note together with accrued and unpaid interest thereon and all other amounts payable hereunder to be immediately due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) under Section 9(a)(4) of this Note, the entire unpaid principal amount of this Note together with accrued and unpaid interest thereon and all other amounts payable hereunder shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

(c) During the occurrence of any Event of Default all outstanding amounts (including principal and accrued interest) under this Note shall bear interest at a rate per annum equal to 15%, compounded monthly. The amount by which the Default Interest Amount exceeds the interest accruing under Section 2 hereof during such Event of Default shall be payable to the Lender from time to time on demand.

Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of New York, other than the conflicts of law principles thereof.

Replacement of Lost, Destroyed, Etc. Note. The Borrower covenants to the Lender that upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Borrower, or in the case of any such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver a new Note, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

Waiver. The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and mailed, sent or delivered to the respective parties hereto at or to the following addresses or facsimile numbers (or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto).

If to the Lender: Celestica International Inc.

12 Concorde Place

Toronto, Ontario M3C 3R8

Fax: 416-386-7707

Attn: Senior Vice-President, Marketing

cc: General Counsel

If to the Borrower: COM21, INC.

750 Tasman Drive

Milpitas, CA 95035

Fax: 408-953-9299

Attn: Vice-President, Manufacturing

cc: Chief Financial Officer

All such notices and communications shall be effective (i) if delivered by hand, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile, when sent.

Enforcement Costs. The Borrower hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Note, including, all costs and expenses incurred by the Lender in attempting or effecting collection hereunder, including, without limitation, actual attorneys' fees.

Surrendered Payments. If after the receipt of any payment of all or part of the obligations hereunder, the Lender is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or any other reason, the obligations hereunder shall continue in full force, and the Borrower shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officer thereunder duly authorized as of the date first above written.

COM21, INC.

By:

Name: _____________________________

Title: ______________________________

AGREED AND ACCEPTED:

CELESTICA INTERNATIONAL INC.

By:

Name: _________________________

Title: ___________________________

SCHEDULE 3

Payment Schedule

See attached

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE 200,000 SHARES OF COMMON STOCK
of
COM21, INC.
Void after March 19, 2005

This certifies that, in consideration of that certain Amendment to Manufacturing Agreement dated March 20, 2002 by and between Com21, Inc., a Delaware corporation (the "Company") and Celestica International, Inc. or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from the Company 200,000 shares of the Common Stock of the Company (such shares of Common Stock, as adjusted as provided herein, the "Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto as Exhibit A duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such Shares are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on March 19, 2005 (the "Expiration Date"), and shall be void thereafter.

Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.15 per Share, as adjusted from time to time pursuant to Section 12 hereof.

Exercise of Warrant.

Cash Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole; such number being subject to adjustment as provided in Section 12 below), at any time, on or prior to the Expiration Date, by the surrender of this Warrant and the Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the aggregate Exercise Price of the Shares to be purchased.

Net Exercise Election. In lieu of exercising this Warrant by paying the Exercise Price in cash, by check or by cancellation of indebtedness, the Holder may elect, without payment of any additional consideration, to receive Shares equal to the value of this Warrant or any portion thereof by surrender of this Warrant at the principal office of the Company ("Net Exercise"), together with notice of such election, in which event the Company shall issue to the Holder such number of Shares as is computed using the following formula:

X = Y x (A-B)

A

Where: X = the number of Shares to be issued to Holder.

Y = the number of Shares exercised under this Warrant for which the Net Exercise election is made pursuant to this Section 3(b).

A = the Fair Market Value of one Share.

B = the then effective Exercise Price.

For purposes of this Section 3(b), "Fair Market Value" means, as to a Share, (i) the average of the closing prices of sales on the principal securities exchange on which the Shares may at the time be listed, or (ii) if there have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (iii) if on such day the Shares are not so listed, the average of the representative bid and ask prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or (iv) if on any day the Shares are not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the period of five (5) trading days ending two (2) days preceding the date of the net issue election or other exercise is made pursuant to this Section 3(b). If at any time the Shares are not listed on any domestic securities exchange or quoted in the Nasdaq National Market or the domestic over-the counter market, the "Fair Market Value" shall be the fair value thereof determined by the Board of Directors of the Company in good faith upon the request of the Holder.

Automatic Net Exercise on Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the Fair Market Value of a Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) above (even if not surrendered) prior to the Expiration Date. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(c), the Company shall promptly notify the Holder of the number of Shares or other securities, if any, the Holder hereof is to receive by reason of such automatic exercise.

Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. Promptly after such date and in any event within twenty (20) days thereof, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.]

No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction, rounded up to the nearest cent.

Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company that may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares isssuable upon the exercise hereof shall have been issued, as provided herein.

Transfer of Warrant.

Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company of such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register unless the Holder has given written notice to the Company of a change of address in which case, any such notice or communication shall be delivered or given to such new address. Until this Warrant is transferred on the Warrant Register of the Company (but in no event later than twenty (20) days following the valid assignment or transfer of such Warrant), the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least 1,000 Shares hereunder (as adjusted pursuant to Section 12 hereof).

Assignment of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form appended hereto as Exhibit B and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct, for the number of Shares issuable upon exercise thereof.

Compliance with Securities Laws.

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Shares except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale except under circumstances that will not result in a violation of the Act or any applicable state securities laws.

This Warrant and all Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Notwithstanding the foregoing, this Warrant and the Shares issued upon exercise of this Warrant (in each case, a "Security") shall not be required to bear such legend upon (A) the transfer or exchange of such Security in the event that, at the time of such transfer or exchange, (i) a registration statement which covers such Security shall have been declared effective and such Security shall have been disposed of pursuant to the Registration Statement or (ii) such Security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such Security will not require registration under the Act; or (B) the transfer or exchange of such Security not bearing, nor otherwise required under the terms hereof to bear, such legend. Whenever the requirements regarding the inclusion of legends with respect to any Security have terminated in accordance with the preceding sentence, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Security not bearing the restrictive legend set forth in this 7(d)(ii).

Reservation of Stock. The Company covenants that until the Expiration Date, the Company shall: (a) reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant, and (b) from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be validly issued, fully paid, non-assessable and free from all taxes, liens, and other charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares and to distribute such other securities or property as may be issuable upon the exercise of this Warrant.

Registration Rights.

(a) The Company shall, as promptly as reasonably practicable:

  Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (or any successor form then available covering the issuance and resale of securities with respect to this Warrant) covering the issuance and resale of the shares of Com21 Common Stock to be issued upon exercise of this Warrant, and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of the Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Shares are sold, provided that Rule 415, or any successor rule under the Securities Act of 1933, as amended (the "Act"), permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in the registration statement.

  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

  Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Shares owned by them.

  Provide a transfer agent and registrar for all Shares registered hereunder and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.

(b) Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 with respect to the Shares of a particular selling Holder that such Holder shall furnish to the Company such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Shares.

(c) Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

(d) Reports Under the 1934 Act.

With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

  file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

  furnish to any Holder, so long as the Holder owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

(e) Indemnification. With respect to the Shares included in a registration statement under this Section 9:

  To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person who controls such Holder within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.
  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Holder selling securities in such registration statement and any controlling person of any other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 9(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this subsection 9(e)(ii) exceed the gross proceeds from the offering received by such Holder.
  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.
  If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
  The obligations of the Company and Holder under this Section 9(v) shall survive the completion of any offering of Shares in a registration statement under this Section 9, and otherwise.

Notices.

Certificates of Adjustment. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

Notice of Certain Events. In case

the Company shall take a record of the holders of its Shares (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Series B Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series B Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

Notice Mechanics. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid for priority overnight delivery, or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the Warrant Register, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above. In the event the notice requirements of this section are not complied with or waived in writing, the Company shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction.

Amendments.

Any term of this Warrant may be amended with the written consent of the Company and the Holder, even without the consent of the Holder. Any amendment effected in accordance with this Section 11 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all the Warrant, and the Company; provided, however, that such amendment must apply to all such holders equally and ratably in accordance with the number of Shares issuable upon exercise of their Common Stock Warrants. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 11.

No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1 Merger, Sale of Assets, Etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer had this Warrant been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

12.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in Section 12.

12.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

12.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date of such distribution or such record date and had thereafter, during the period from the date of such distribution or such record date to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

12.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

12.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

Representations of the Company.

  Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder, the authorization, issuance and delivery of the Warrants and the authorization and issuance (or reservation for issuance) of the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Warrant Issue Date. The Warrant constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

  Valid Issuance. This Warrant, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and, based in part upon the representations of the Holder (and any assignee of the Holder ) contained in this Warrant, will be issued in compliance with applicable federal and state securities laws.

Representations of the Holder.

(a) Holder has full capacity, power and authority to enter into and perform its obligations under this Warrant, and all action necessary to authorize the execution, delivery and performance of this Warrant has been taken or will be taken prior to the Warrant Issue Date. This Warrant when executed and delivered in accordance with its terms will constitute, valid and legally binding obligations of the Holder, enforceable in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

Miscellaneous.

Governing Law. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Com21, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: March 20, 2002

COM21, INC.

By:

George Merrick

President and Chief Executive Officer

CELESTICA INTERNATIONAL, INC.

By:

Name:

Title:

Exhibit A

NOTICE OF EXERCISE

To: _______________

(a) The undersigned hereby elects to purchase 200,000 shares of Common Stock of Com21, Inc., pursuant to the terms of the attached Warrant, and:

(check one)

_____ tenders herewith payment of the purchase price for such shares in full;

OR

_____ tenders 200,000 shares of Common Stock purchasable under this Warrant pursuant to Section 3(b) of this Warrant (net-exercise).

(b) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(c) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

[Print Name]

(d) Please issue a Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Print Name]

Date:

[Signature]

[Print Name]

[Title, if applicable]

Exhibit B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of Com21, Inc. maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED: _____________________

Signature of Holder

(Witness)